                                                           Exhibits 5.1 and 23.2


[First Maryland Bancorp letterhead]

                                        March 20, 1997

First Maryland Bancorp
25 South Charles Street
Baltimore, Maryland 21201

        Re: First Maryland Capital I

Ladies and Gentlemen:

        I am a Vice President and the General Counsel of First Maryland Bancorp (the "Company"), and in such capacity have represented the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-4, Registration No. 333-22871 (the "Registration Statement"), of $150,000,000 aggregate principal amount of the Company's Floating Rate Subordinated Debentures due 2027 (the "Subordinated Debentures"), and the related Guarantee Agreement (the "Guarantee"), from the Company to The Bank of New York, as Guarantee Trustee for the benefit of holders of the Floating Rate Subordinated Capital Income Securities ("Capital Securities") of First Maryland Capital I, a Delaware business trust ("Capital I"). I have also represented the Company in connection the qualification under the Trust Indenture Act of 1939, as amended, of an Indenture with respect to the Subordinated Debentures between the Company and The Bank of New York, as Trustee (the "Indenture"), and of the Guarantee. The Subordinated Debentures and the Guarantee are being registered by the Company and qualified under the Trust Indenture Act for purposes of exchanging such instruments for like instruments previously issued by the Company. Such exchange will occur in connection with the offer of Capital I to exchange Capital Securities registered under the Act on the Registration Statement for Capital Securities previously issued by Capital I.

        In connection with the opinions contained herein, I have examined the charter and bylaws of the Company, the corporate action taken by the Company relating to the Subordinated Debentures and their issuance under the Indenture and to the Guarantee, and such other documents as I have deemed appropriate as a basis for the opinions hereinafter expressed.

        Based upon the foregoing I am of the opinion as follows:

        (a) The Subordinated Notes to be issued by the Company have been duly and validly authorized and, upon proper execution, authentication and delivery thereof in accordance with the Indenture, will be legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture.

        (b) The Guarantee to be issued by the Company has been duly and validly authorized and, upon proper execution and delivery thereof, will be legally issued and will constitute the binding obligation of the Company.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name and reference to this opinion in the Registration Statement and the related prospectus.


                                                Very truly yours,

                                                /s/ Gregory K. Thoreson
                                                Gregory K. Thoreson
                                                Senior Vice President
                                                and General Counsel

                                                        Exhibits 5.1 and 23.2



[First Maryland Bancorp letterhead]


                                 March 20, 1997


First Maryland Bancorp
25 South Charles Street
Baltimore, Maryland 21201


        Re: First Maryland Capital II

Ladies and Gentlemen:

        I am a Vice President and the General Counsel of First Maryland Bancorp (the "Company"), and in such capacity have represented the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-4, Registration No. 333-22871 (the "Registration Statement"), of $150,000,000 aggregate principal amount of the Company's Floating Rate Subordinated Debentures due 2027, Series B (the "Subordinated Debentures"), and the related Guarantee Agreement (the "Guarantee"), from the Company to The Bank of New York, as Guarantee Trustee for the benefit of holders of the Floating Rate Subordinated Capital Income Securities ("Capital Securities") of First Maryland Capital II, a Delaware business trust ("Capital II"). I have also represented the Company in connection the qualification under the Trust Indenture Act of 1939, as amended, of an Indenture with respect to the Subordinated Debentures between the Company and The Bank of New York, as Trustee (the "Indenture"), and of the Guarantee. The Subordinated Debentures and the Guarantee are being registered by the Company and qualified under the Trust Indenture Act for purposes of exchanging such instruments for like instruments previously issued by the Company. Such exchange will occur in connection with the offer of Capital II to exchange Capital Securities registered under the Act on the Registration Statement for Capital Securities previously issued by Capital II.

        In connection with the opinions contained herein, I have examined the charter and bylaws of the Company, the corporate action taken by the Company relating to the Subordinated Debentures and their issuance under the Indenture and to the Guarantee, and such other documents as I have deemed appropriate as a basis for the opinions hereinafter expressed.

        Based upon the foregoing I am of the opinion as follows:

        (a) The Subordinated Notes to be issued by the Company have been duly and validly authorized and, upon proper execution, authentication and delivery thereof in accordance with the Indenture, will be legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture.

        (b) The Guarantee to be issued by the Company has been duly and validly authorized and, upon proper execution and delivery thereof, will be legally issued and will constitute the binding obligation of the Company.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name and reference to this opinion in the Registration Statement and the related prospectus.



                                        Very truly yours,


                                        /s/ Gregory K. Thoreson
                                        Gregory K. Thoreson
                                        Senior Vice President
                                        and General Counsel